Exhibit (f)(1)(ii)

Exhibit A

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Participation Agreement Form

1.                Election regarding Plan participation for the calendar year         2020

by	.
(Trustee)

I hereby certify that I have been given the opportunity to participate in Pacific Select Fund (the “Fund”) Trustees’ Deferred Compensation Plan, as amended (the “Plan”), and I understand its provisions, which are incorporated herein by reference.  I choose to participate in the Plan and agree to be bound by the terms thereof.

2.         Authorization for Deferral

I hereby authorize the Fund to defer the following amount $                       quarterly from the Compensation payable to me as Trustee.

Trustee’s Signature:	Date:

Print Name:

Exhibit B-1

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Initial Pay-Out Option Form For A Specified Calendar Year

Sub-Account (Deferral Year): 2020

I hereby elect the following Pay-Out Option as listed in the Fund’s Trustees’ Deferred Compensation Plan (choose one):

[     ]  1.                                              A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred.

(Year Designated)

[     ]  2.                                              A lump sum in January of the year immediately following the year during   which the Trustee experiences a Separation from Service.

[     ]  3.                                              A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred, or in January of the year immediately following the year in which the Trustee experiences a Separation from Service, whichever is earlier.

(Year Designated)

[     ]  4.                                              Up to ten (10) annual installments commencing in January of the year immediately following the year in which the Trustee experiences a Separation from Service.

(Number of Installments)

Trustee’s Signature:	Date:

Print Name:

Exhibit B-2

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Change in Pay-Out Option Form (To Change A Prior Calendar Year’s Pay-Out Option)

Non-Grandfathered Sub-Account	Sub-Account (Deferral Year):

To be effective, a change in Pay-Out Option for a Non-Grandfathered Sub-Account must be made at least twelve (12) months before pay-out would have begun under the immediately prior effective designated Pay-Out Option.  In addition, no such change in Pay-Out Option may take effect for at least twelve (12) months and must further defer receipt of the Non-Grandfathered Sub-Account at least five (5) years beyond the date pay-out would have begun under the immediately prior effective designated Pay-Out Option.

I hereby elect the following Pay-Out Option as listed in the Fund’s Trustees’ Deferred Compensation Plan (choose one):

[     ]  1.                                              A lump sum in any designated January within the ten (10) year period commencing on the date which is at least five (5) years after pay-out would have begun under the immediately prior effective designated Pay-Out Option.

(Year Designated)

[     ]  2.                                              Up to ten (10) annual installments beginning in January of the period commencing on the date which is at least five (5) years after pay-out would have begun under the immediately prior effective designated Pay-Out Option.

(Number of Installments)

This election will be in effect and will be used to determine how this Sub-Account is paid, unless a new properly completed Pay-Out Option Form is completed and is received by the Plan Administrator no later than the date required by the Plan.

Trustee’s Signature:	Date:

Print Name:

Exhibit B-3

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Change in Pay-Out Option Form (To Change A Prior Calendar Year’s Pay-Out Option)

Grandfathered Sub-Account	Sub-Account (Deferral Year):

To be effective, a change in Pay-Out Option for a Grandfathered Sub-Account must be made at least six (6) months before pay-out would have begun under the immediately prior effective designated Pay-Out Option.

I hereby elect the following Pay-Out Option as listed in the Fund’s Trustees’ Deferred Compensation Plan (choose one):

[     ]  1.                                              A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred.

(Year Designated)

[     ]  2.                                              A lump sum in January of the year immediately following the year during which the Trustee experiences a Separation from Service.

[     ]  3.                                              A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred, or in January of the year immediately following the year in which the Trustee experiences a Separation from Service, whichever is earlier.

(Year Designated)

[     ]  4.                                              Up to ten (10) annual installments commencing in January of the year immediately following the year in which the Trustee experiences a Separation from Service.

(Number of Installments)

Trustee’s Signature:	Date:

Print Name:

Exhibit C

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Designation of Credit Rate Options Form

For All Deferred Variable Compensation, All Years

Instructions:  Please select the Credit Rate Option(s) and the percentage of the amount of deferred Variable Compensation (which will include your existing Account balance attributable to Variable Compensation) you wish to allocate to each Credit Rate Option (percentages must total 100%).

The amount of income, gains and losses credited under each Credit Rate Option noted below shall be equal to the total return of the: Class A shares of the respective fund of the Pacific Funds Series Trust (“PF”) and Class I shares of the respective fund of Pacific Select Fund (“PSF”) as noted below.

Designations may be made in up to five (5) Credit Rate Options at any one time, with a minimum allocation of 5% to any one Credit Rate Option.  To change Credit Rate Options or percentage allocations, file a new Designation of Credit Rate Options Form (percentages must total 100%).  No more than 12 change forms may be submitted per calendar year.

I hereby elect the following Credit Rate Options, in the percentages indicated below, for allocation of deferred Variable Compensation as authorized in Section II of the Deferred Compensation Participation Agreement and Section IV(B) of the Plan:

PSF Credit Rate Options/Funds (Class I)	Percentage	PSF Credit Rate Options/Funds (Class I)	Percentage
Fixed Income Funds:		Non-U.S. Equity Funds:
Core Income	%	Emerging Markets	%
Diversified Bond	%	International Large-Cap	%
Floating Rate Income	%	International Small-Cap	%
High Yield Bond	%	International Value	%
Inflation Managed	%
Inflation Strategy	%	Alternative Strategies Funds:
Managed Bond	%	Currency Strategies	%
Short Duration Bond	%

Non-U.S. Fixed Income Funds:
Emerging Markets Debt	%
Asset Allocation/Balanced Funds:
U.S. Equity Funds:		Pacific Dynamix Conservative Growth	%
Comstock	%	Pacific Dynamix —Moderate Growth	%
Developing Growth	%	Pacific Dynamix-Growth	%
Dividend Growth	%	Portfolio Optimization Conservative	%
Equity Index	%	Portfolio Optimization Moderate-Conservative	%
Focused Growth	%	Portfolio Optimization Moderate	%
Growth	%	Portfolio Optimization Growth	%
Large-Cap Growth	%	Portfolio Optimization Aggressive-Growth	%
Large-Cap Value	%	PSF DFA Balanced Allocation	%
Main Street® Core	%
Mid-Cap Equity	%	Sector Funds:
Mid-Cap Growth	%	Health Sciences	%
Mid-Cap Value	%	Real Estate	%
Small-Cap Equity	%	Technology	%
Small-Cap Growth	%
Small-Cap Index	%
Small-Cap Value	%
Value Advantage	%

Exhibit C

PF Credit Rate Options/Funds (Class A)		PF Credit Rate Options/Funds (Class A)

PAM Income Series Funds:		Rothschild Equity Funds:
Pacific Funds Short Duration Income	%	Pacific Funds Large-Cap	%
Pacific Funds Strategic Income	%	Pacific Funds Large-Cap Value	%
Pacific Funds High Income	%	Pacific Funds Small/Mid-Cap	%
Pacific Funds Diversified Income	%	Pacific Funds Small-Cap	%
Pacific Funds Ultra Short Income	%	Pacific Funds Small-Cap Value	%
		Pacific Funds Small-Cap Growth	%
U.S. and Non-U.S. Equity Funds (Class P)

PF Multi-Asset	%

I am aware that if the above designations are different than the designations on an existing Account for deferred Variable Compensation, such existing Account balance will be reallocated as specified above, along with any future deferred Variable Compensation.

I am also aware and agree that if a fund closes and I fail to reallocate my interests in the related Designated Credit Rate Option prior to such fund’s closure, my interest in such Designated Credit Rate Option shall be automatically reallocated to the PSF Short Duration Bond Credit Rate Option.

The above noted allocations shall be effective August 1, 2019.

Trustee’s Signature:	Date:

Print Name:

Form effective date: January 1, 2019	“Pacific Funds” is a registered service mark of Pacific Life Insurance Company

Exhibit D

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Designation of Beneficiary Form

For All Deferred Compensation

I designate the following as Beneficiary(s) of my death benefit, if any:

Primary:	Relationship:

Address:	Percentage:

Primary:	Relationship:

Address:	Percentage:

Contingent:	Relationship:

Address:

I understand that the Beneficiary(s) designated herein is/are my Beneficiary(s) with respect to the percentage of my entire Account (which may consist of both Grandfathered Sub-Accounts and Non-Grandfathered Sub-Accounts) as noted above.  I understand and agree that I am responsible for advising the Plan Administrator of changes in status of the Beneficiary(s) designated herein (e.g., death, name change, address change, etc.).

Trustee’s Signature:	Date:

Print Name:

Witness’ Signature:

Print Name: